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                                                                   EXHIBIT 10.21

                     AGREEMENT FOR THE SALE AND PURCHASE OF
             SHARES IN GREAT PLAINS PETROLEUM (CYPRUS) LIMITED AND
                       GLOBAL PETROLEUM (CYPRUS) LIMITED

                                    BETWEEN

                     KUBAN PETROLEUM LTD. (BVI) ("SELLER")

                     AND IVANHOE ENERGY INC. ("GUARANTOR")

                                      AND

                 STESANA ENTERPRISES LIMITED (CYPRUS) ("BUYER")

                              Dated 10 August 2000

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THIS AGREEMENT is made on AUGUST 10, 2000.

BETWEEN:

     (1) Kuban Petroleum Ltd., a company organized and existing under the laws of the British Virgin Islands whose registered office is at Columbus Center Building, Wickhams Cay, Tortola, British Virgin Islands (the "SELLER"); and

     (2) Stesana Enterprises Limited, a company organized and existing under the laws of Cyprus, whose registered office is at 16 Princ. Zenas De Tyras St., Karantoki Building, 3rd floor, flat 3, 1065 Nicosia, Cyprus (the "BUYER");

     (3) Ivanhoe Energy Inc., a company organized and existing under the laws of Canada with its registered office at Suite 300, 204 Black Street, Whitehorse, Yukon Y1A 2M9 ("GUARANTOR");

The Seller and the Buyer the Guarantor shall be collectively referred to as the "PARTIES" and each individually as the "PARTY".

WHEREAS:

     (A)   The Seller is an indirectly controlled subsidiary of the Guarantor.

     (B) The Seller beneficially owns one hundred percent (100%) of the shares of each of the following legal entities (the "SHARES"):

           Great Plains Petroleum (Cyprus) Limited. ("GREAT PLAINS"), a Cyprus limited liability company with its registered office at Chanteclair Building, 2 Sofouli Street, Office 205, 1096 Nicosia, Cyprus; and

           Global Petroleum (Cyprus) Limited ("GLOBAL"), a Cyprus limited liability company with its registered office at Chanteclair Building, Second Floor, 2 Sofouli Street, 1096 Nicosia, Cyprus (hereinafter collectively referred to with Great Plains as the "COMPANIES" or each the "COMPANY" as the case may be).

     (C) Great Plains owns fifty percent (50%) of the shares of ZAO Tura Petroleum Company (the "TURA SHARES"), a Russian closed joint stock company with its registered office at Ulitsa Lenina 67, Tyumen 625000, the Russian Federation ("TURA"). TNG has contested the validity of formation of Tura and hence of Great Plains' rights as a shareholder. Tura is currently in bankruptcy proceedings in Tyumen.

     (D) Pursuant to the Loan Agreement No. 13/l between Great Plains and Tura dated 28 January 2000, as amended, (the "TURA LOAN AGREEMENT"), Great Plains granted a loan to Tura in the amount of US $ 12,270,000 (twelve million two hundred seventy thousand US Dollars). As of the date of this Agreement, TNG contests the validity of the Tura Loan Agreement, and any reference to the Tura Loan Agreement hereunder shall not mean and shall not be construed as any warranty, guarantee or representation by the Seller and/or the Guarantor to the Buyer and/or Buyer's Group with respect to any and all issues related to and/or arising from the Tura Loan Agreement. The total amount owed by Tura to Great Plains under the Tura Loan Agreement, including principal and all interest accrued on it and any other amounts payable thereunder as of July 31, 2000, constitute US $14,273,205.

     (E) Global owns fifty percent (50%) of the shares of ZAO Radonezh Petroleum (the "RADONEZH SHARES"), a Russian closed joint stock company with its principal office at 55, Respubliki Street, Tyumen, 625640, Russian Federation ("RADONEZH"). The Tura Shares and the Radonezh Shares are collectively referred to as the "RUSSIAN SHARES"; Tura and Radonezh are collectively referred to as the "RUSSIAN COMPANIES".

     (F) In June 1999, Great Plains initiated arbitral proceedings in Stockholm, Sweden against Joint Stock Company Tyumenneftegaz, a company organized and existing under the laws of the Russian Federation, ("TNG")under the UNCITRAL Arbitration Rules (the "PROCEEDINGS"). The

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           Proceedings involve certain claims asserted by Great Plains in connection with certain alleged violations of the charter of Tura by TNG (the "ASSERTED CLAIMS"). TNG opposes the Proceedings on jurisdictional grounds and the hearings on the matter of jurisdiction are scheduled in Stockholm on 27-28 September, 2000.

     (G) It is a condition for the Buyer entering into this Agreement that, inter alia, the Guarantor, as a company indirectly controlling the Seller, becomes a party to this Agreement as Guarantor to provide the guarantee the scope of which is established in Clause 7.1. herein below. The Guarantor recognizes the benefit to it of this Agreement and the transaction contemplated hereunder.

     (H) The Parties have agreed on detailed terms and conditions for such purchase and sale, as set forth in this Agreement

NOW, THEREFORE, THE PARTIES AGREE as follows:

1.   INTERPRETATION

     1.1 In this Agreement:

"AFFILIATE"                  means, in respect of any person, a "connected
                             person" within the meaning of Section 839 of the Income and Corporation Taxes Act 1988 or an
                             "associated company" within the meaning of Section
                             416 of that Act, as of the date of Closing.

"BUYER'S GROUP"              means the Buyer and any Affiliate of the Buyer,
                             including the Group as of the date of Closing;

"CLOSING"                    means completion of the sale and purchase of the
                             Shares in accordance with this Agreement, as described in Clause 3 herein below;

"COMPANIES' LIABILITIES"     means all liabilities (actual or contingent) of the
                             Companies which currently exist or which arise from any event, act, transaction or omission occurring on or before Closing, except (a) any liabilities that were, are or may be attributable to the actions or omissions of the Russian Companies that were, are, or may be imputed to either of the Companies or any member of the Seller's Group by parties other than the Buyer's Group because of the status of such member of the Seller's Group as a direct or indirect shareholder of, or its ability to directly or indirectly control, either of the Russian Companies, and (b) any tax liabilities of the Buyer's Group arising from or in connection with any and all of the Companies' Liabilities that are deemed assigned to the Buyer and/or the Buyer's
                             Group;

"ENCUMBRANCE"                means a mortgage, charge, pledge, lien, option,
                             restriction, right of first refusal, right of preemption, third-party right or interest, other encumbrance or security interest in the Shares of any kind, or another type of preferential arrangement therein (including, without limitation, a title transfer or retention arrangement) having similar effect;

"GROUP" means the Companies and the Russian Companies and a reference to a member of them means any of them.

"SELLER'S GROUP"             means the Seller, the Guarantor and any Affiliate
                             of the Seller or Guarantor as of the date of Closing.

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"WARRANTY"                   means the representations and warranties contained
                             in schedule 3 and any other representation and warranty made herein by or on behalf of the Parties to this Agreement.

1.2 In this Agreement, a reference to:

     (a) a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made under the statutory provision before the date of this Agreement;

     (b) a person includes a reference to any individual, firm, company, body corporate, association or partnership, government, state or agency of a state, local or municipal authority (whether or not having separate legal authority); and

     (c) a person includes a reference to that person's legal representatives and successors; and

     (d) a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of or schedule to this Agreement;

     (e) any reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, officia1 or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

     (f) references to any statute or statutory provision are to be construed as references to the same as it may have been, or may from time to time be, amended, modified or re-enacted, and include references to all statutory instruments, orders and regulations for the time being made thereunder or deriving validity therefrom;

     (g)   the single includes the plural and vice versa; and

     (h) All Warranties, representations and obligations in this Agreement expressed to be given or entered into by both the Seller and the Guarantor are given or entered into by them jointly and severally. The Buyer may release or compromise the liability of any of the Seller or the Guarantor hereunder without affecting the liability of the other. If any liability of any of the Guarantor or the Seller is, or becomes, illegal, invalid or unenforceable in any respect, this shall not affect or impair the liability to the other under this Agreement.

1.3 The headings in this Agreement do not affect its interpretation.

2.  SALE AND PURCHASE

2.1 Seller shall sell or procure the sale with full title guarantee and Buyer shall buy the Shares and each right accruing or attaching to the Shares (now or at any time hereafter), and the accounts receivable due from the Companies to the Seller and/or Ivanhoe shall- be deemed assigned and released as set forth in
Section 6, and such Shares shall be free of any Encumbrance.

2.2 The covenants implied by Section 6(2) and the exclusion of "charges, encumbrances or rights which that person could not reasonably be expected to know about" in Section 3(l) of the Law of Property (Miscellaneous Provisions) Act 1994 shall not apply between the Parties.

2.3 The Seller waives all rights of pre-emption over any of the Shares conferred on it by the articles of association of each of the Companies.

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2.4 The price for the purchase of the Shares and the accounts receivable deemed assigned as set forth in Section 6 hereof is twenty nine million twenty-two thousand nine hundred ninety eight United States Dollars USD 29,022,998 the "PURCHASE PRICE" representing:

USD 2,250,000 (two million two hundred and fifty thousand U.S. Dollars) for the Global Petroleum Shares, and

USD 26,772,998 (twenty six million seven hundred seventy two thousand nine hundred ninety eight U.S. Dollars) for the Great Plains Shares.

3.  CLOSING

3.1 Closing shall occur on the execution and delivery of this Agreement and the documents set forth in Schedule 2 and shall take place at the office of the law firm of Tassos Papadopoulos & Co at 2, Sofouli Street, Chanteclair Building, the second floor, 1096, Nicosia, Cyprus on August 10, 2000, at 9 am.

3.2 At Closing, Seller shall sell, transfer or cause such transfer and assign (or cause the assignment) all right, title and interest in the Shares and in to the Buyer, on the terms and conditions set forth in this Agreement, so that upon Closing, Buyer shall have full and exclusive legal and beneficial right, title and interest in the Shares. For this purpose, the Parties shall execute and deliver to each other at the time of execution of this Agreement, the relevant documents and instruments specified in Schedule 2 hereto.

3.3 The Seller shall ensure that prior to Closing the directors of each of the Companies hold a meeting of the board of directors of each of the Companies (the "BOARD MEETINGS") at which the directors, with respect to either Great Plains or Global as appropriate:

     (a) vote in favor of the registration of the Buyer as beneficial and legal owner of the Shares (subject to the execution at the Closing of the instruments of transfer of the Shares signed by the legal owners of the Shares and execution at the Closing of Instruments of Cancellation terminating the Instruments of Trust with respect to the Companies dated 16 April 1997 and 2 April 1996 for Global and Great Plains, respectively between the Seller and the registered (legal) owners of the Shares, and presentation at the Closing of a duly issued authorization of the Central Bank of Cyprus with respect to the change in beneficial ownership of the Shares to the Buyer;

     (b) appoint persons nominated by the Buyer as directors, secretary with effect from the end of Closing;

3.4 and procure that at Closing the Companies' Liabilities shall be assumed and released as provided in clause 6.

3.5 At Closing the Buyer shall pay to the Seller the total price of the Shares stated in clause 2.4 by an unconditional irrevocable bank transfer order duly signed and sealed by the Buyer and handed to the officer of the Bank of Cyprus who shall be present at the Closing (the "OFFICER"). The Buyer, immediately upon execution of the documents listed in Schedule 2 hereto shall cause the Officer to debit the Buyer's bank account with the Bank of Cyprus for the full amount of the Purchase Price and credit the respective Purchase Price, net of any bank transfer charges, fees, withholding and other payments that may be due simultaneously with debiting the Buyer's account, to the Seller Trustee's bank account opened with the Bank of Cyprus. The Seller's Trustee shall be Kuban Petroleum (Cyprus) Limited, with its registered address at 2, Sofouli Street, Chanteclair Building, 1096, Nicosia, Cyprus and its bank account with the Bank of Cyprus, International Business Unit 2-4 Them Dervi Street P.O. Box CY 1599 Nicosia, Cyprus (the "TRUSTEE"). The Buyer shall cause the Officer to issue to the Seller a credit notice evidencing payment of the full Purchase Price into the Trustee's account with the Bank of Cyprus. The respective credit advice shall be certified by the Officer. Immediately upon execution of the documents listed in Schedule 2 hereto, the Parties shall deliver such documents to Tassos Papadopoulos & Co (the "ESCROW AGENT"). The Escrow Agent shall hold and release the documents pursuant to the terms of the

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Escrow Mandate. Upon such release the Closing and the purchase and sale hereunder shall be deemed completed.

3.6 At Closing the Buyer, the Guarantor and the Seller shall deliver to each other the documents listed in Schedule 2 hereto.

4.  WARRANTIES

4.1 Each of the Guarantor and Seller warrant to the Buyer, and Buyer warrants to the Seller, that each of the Warranties made by it is true, accurate, complete and not misleading at the date of Closing. For this purpose only, where in a Warranty there is an express or implied reference to the "date of this Agreement", that reference is to be construed as a reference to the "date of Closing".

4.2 Each of the Parties acknowledges that the other Party is entering into this Agreement in reliance on each Warranty which has also been given as a representation and with the intention of inducing the other Party to enter into this Agreement.

4.3 Each of the Warranties shall be construed as a separate and independent warranty and shall be limited and restricted by reference to the terms of each respective Warranty and the Warranties shall survive Closing.

4.4. The rights and benefits of or under the Warranties may be assigned (together with any cause of action arising in connection with any Warranty) by the Parties to their successors in title or to any member of their respective Group.

5.  ANNOUNCEMENTS

5.1 The Parties shall sign at the time of Closing a pre-agreed text of a joint Press Release. Save for such Press Release, the Parties agree that the terms and conditions of this Agreement and any and all other information relating to the transactions contemplated hereby shall remain confidential for a period of twelve (12) months, except as required by law and/or stock exchange rules. During this period such information shall not be disclosed by either Party to any third party, including but not limited to subsidiaries, affiliates, officers, directors, and employees of such entities, or any unauthorized person without the prior written consent of Ivanhoe or Stesana respectively, which consent shall not be unreasonably withheld, unless and to the extent such disclosure is required for a proper fulfillment of the Parties' obligations arising out of this Agreement or if such information is already publicly known or if a Party or the Parties are legally obliged to disclose such information.

6.  COMPANIES LIABILITIES

6.1 Any and all of the Companies' Liabilities that appear on Schedule 4 vis-a-vis any parties other than the Seller and the Seller's Group upon Closing shall be assumed by the Seller and/or the Guarantor, and the Companies shall be fully released of such liabilities. For the consideration paid hereunder, upon Closing any and all of the Companies' Liabilities due from the Companies to the Seller and/or Ivanhoe, as reflected on Schedule 4, shall be deemed assigned accordingly by the Seller and/or Ivanhoe to the Buyer and/or to the Buyer's Group. The Companies shall be released from such Companies' Liabilities vis-a-vis the Seller and Ivanhoe.

6.2 The Seller and/or the Guarantor shall be liable for any of the Companies' Liabilities vis-a-vis parties other than the Seller and the Seller's Group that did not appear but should have appeared on Schedule 4.

7.  GUARANTEE

7.1 In consideration of the Buyer entering into this Agreement the Guarantor, at the request of the Seller and as principal obligor and not merely as surety, hereby unconditionally guarantees to the Buyer and its successors, transferees and assigns the due and punctual performance and observance by the Seller of

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all the Seller's obligations and the punctual discharge by the Seller of all the
Seller's liabilities to the Buyer under this Agreement. The forgoing is limited, however, to the Seller's due formation, due authorization and execution of the Agreement by the Seller and delivery to the Buyer of a valid and unencumbered title to the Shares.

8.  COSTS

8.1 Except where this Agreement provides otherwise, each Party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it.

9.  GENERAL

9.1 A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each Party.

9.2 The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by laws does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

9.3 The Parties' rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law.

9.4 Except to the extent that they have been performed and except where this Agreement provides otherwise, the obligations contained in this Agreement remain in force after Closing.

9.5 The Seller shall from time to time at its own cost, or on being required to do so by the Buyer, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Buyer as the Buyer may reasonably consider necessary for giving full effect to this Agreement and securing to the Buyer the full benefit of the rights, powers and remedies conferred upon the Buyer in this Agreement.

9.6 All obligations, agreements, covenants, undertakings or conditions in this Agreement, together with any other documents referred to herein which have not been done, observed or performed at or prior to or Closing shall remain in full force and effect notwithstanding Closing.

9.7 If at any time any provision of this Agreement is or becomes invalid or illegal in any respect such provision shall be deemed to be severed from this Agreement but the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

9.8 The Buyer may assign its rights and benefits under this Agreement including without limitation the Warranties, and the covenant in Clause 4.5 (together with any cause of action arising in connection with any of them) to its successors in title or to any member of the Buyer's Group.

9.9 This Agreement, together with the documents on Schedule 2, constitutes the entire understanding between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, negotiations and discussions between the Parties, their respective employees, agents and consultants.

10. NOTICES

10.1 Any notice, request or other communication to be given or made under this Agreement by one Party to the other Party or Parties shall be in writing. The notice, request or other communication may be delivered by hand, airmail, facsimile or established courier service to the Party's address specified below or at such other address as such Party notifies to the other Parties from time to time and will be

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effective upon receipt or, in the case of delivery by hand or by established courier service, upon refusal to accept delivery.

     For the Buyer: c/o BDO International, Galaxias Commercial Center, 4th floor, office 403, 33 Makarios III Avenue, 36 Agia Eleni St., P.O. Box 22283

For the Seller:

     Kuban Petroleum Ltd, 9th Floor, Waterfront Centre, 200 Burrard Street, Vancouver, B.C. V6L 3L6, Tel: 016046888323, Fax: 0 16046826728

     Alternative address for communications by fax: 16046827 131, Tel:
     16046827737, attention: Goodman Phillps & Vineberg, 1900 -355 Burrard Street, Vancouver, V6C 2G8

For Guarantor:

     9th Floor, Waterfront Centre, 200 Burrard Street, Vancouver, B.C. V6C 3L6, Canada

Alternative address for communications by fax: 8 l-3-3947-53 19, attention:
Beverly Dowing

10.2 In the absence of evidence of earlier receipt, a notice or other communication is deemed given:

     (a) if delivered personally, when left at the address referred to in clause 8.1;

     (b)   if sent by mail except air mail, 12 days after posting it;

     (c)   if sent by air mail, six days after posting it;

     (d)   if sent by fax, on closing of its transmission.

11. GOVERNING LAW AND DISPUTE RESOLUTION

11.1 This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

11.2 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce.

     The Tribunal shall be composed of three arbitrators.

     The place of arbitration shall be Stockholm, Sweden.

     The arbitral proceedings shall be conducted in the English language.

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12. COUNTERPARTS

This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

EXECUTED by the Parties:

Signed for the Seller

        /s/ MATTHEW LECHTZIER
--------------------------------------
          Matthew Lechtzier


Signed for the Buyer

     /s/ KONSTANTINOS KOUDELLARIS
--------------------------------------
       Konstantinos Koudellaris


Signed for the Guarantor

        /s/ MATTHEW LECHTZIER
--------------------------------------
          Matthew Lechtzier

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                              SCHEDULE 1 -- PART I

                         INFORMATION ABOUT GREAT PLAINS

1.   Registered number: 76786

2.   Date of incorporation: 2.2.1996

3.   Place of incorporation: Republic of Cyprus

4. Address of registered office: 2, Sofouli Street, Chanteclair Building, office 205, Nicosia.

5.   Type of company: Private company limited by shares

6. Authorized share capital: CYP 10,000. -- divided into 10,000 shares of CYP 1. -- each

7. Issued share capital: CYP 1,000. -- divided in 1,000 shares of CYP 1. -- each

8.   Directors: Gerald Burrows, Marios Eliades, Christina Drakou

9.   Secretary: Bensecra Limited

10.  Accounting reference date: 31.12.1999 (audited), 31.7.2000 (unaudited)

11.  Auditors: Deloitte & Touche

12.  Tax residence: Republic of Cyprus

13.  Bank accounts: None

14.  Charges: Nil

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                             SCHEDULE 1 -- PART II

                            INFORMATION ABOUT GLOBAL

1.   Registered number: 85 168

2.   Date of incorporation: 3.4.1997

3.   Place of incorporation: Republic of Cyprus

4. Address of registered office: 2, Sofouli Street, Chanteclair Building, 2nd Floor, Nicosia 1096

5.   Type of company: Private company limited by shares

6. Authorized share capital: CYP10,000 divided into 10,000 shares of CYP1. -- each

7.   Issued share capital: CYP1,000 divided into 1,000 shares of CYP1. -- each

8.   Directors: Gerald Burrows, Marios Eliades, Christina Drakou

9.   Secretary: Bensecra Limited

10 . Accounting reference date: 31.12.1999 (audited), 31.7.2000 (unaudited)

11.  Auditors: Deloitte & Touche

12.  Tax residence: Republic of Cyprus

13.  Bank accounts: None

14.  Charges: Nil

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                                   SCHEDULE 2

                         ITEMS FOR DELIVERY AT CLOSING

1. Executed Deed of Release of even date herewith between TOC, TNG, the Guarantor and the Seller.

2. Executed Side Agreement with respect to adjustments of the tribunal's costs.

3. Seller shall deliver to the Buyer the instruments of transfer of the Shares duly executed by the registered shareholders of Great Plains and Global.

4. Seller shall deliver to the Buyer all original share certificates in the form required by the laws of Cyprus issued with respect to the Shares.

5 Seller shall deliver to the Buyer certificates of resignation (containing no claim clauses) duly executed under Cyprus law from each of the officers, if any, directors and secretaries of each of the Companies.

6.   Seller shall deliver to the Buyer, for each of the Companies:

     (i) original or certified copies of resolutions of the board of directors of each of the Companies, made in accordance with clause
            3.3 of this Agreement;

     (ii) original approval(s) of the Central Bank of Cyprus with respect to the Buyer as a new beneficial owner of the Shares; and

     (iii) any powers of attorney under which any document required to be delivered by the Seller or the Guarantor has been executed.

7. Seller shall deliver to the Buyer original corporate documents, and certified auditors' report and financial statements as of December 31, 1999, unaudited certified financial statements as of July 31, 2000, and pro forma financial statements as of the date of Closing, and historical accounting records on computer discs for each of the Companies; originals (or notarized copies) of Tura corporate documents, facsimile copy of a notarized copy of the Tura Loan Agreement, as well as Xerox copies of corporate documents of Radonezh Petroleum.

8. Each of the Guarantor and the Seller shall deliver to the Buyer certified copies of the resolution of their respective boards of directors, as well as of all other corporate authorizations and approvals, approving the execution, delivery and performance of this Agreement and the Deed of Release, and any other documents in implementation hereof, the consummation of the transactions contemplated hereby, and the authorizations of the persons signing this Agreement and the Deed of Release to sign them and to bind the respective parties thereby.

9. The Seller shall deliver an unqualified letter of resignation from the auditors of each Company. The Seller shall deliver an original letter of confirmation of Great Plains' counsel in the Stockholm arbitration confirming the counsel's commitment to resign promptly after the Closing and to so inform the arbitral tribunal.

10. The Seller shall deliver to the Buyer the following legal opinions the drafts of which shall be prior reviewed and shall be reasonably satisfactory to the Parties hereto and their legal counsels:

     (a) the opinion of Goodman Phillips & Vineberg, a Canadian legal counsel for Guarantor, attesting to:

           (i) the due organization and good standing of the Guarantor; the Guarantor's corporate power and authority and taking of necessary corporate actions to authorize its execution, delivery and performance of this Agreement; and the due authorization of the individual(s) executing this Agreement on behalf of Guarantor;

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

           (ii) its conclusion that no licenses, approvals, consents, filings or registrations of any governmental authority are required for the due execution, delivery or performance by the Guarantor, of this Agreement; and

           (iii) its conclusion the choice of governing law, arbitration clauses and the forum for resolution of disputes in each of this Agreement is valid and binding on the Guarantor.

     (b) the opinion of Harney Westwood & Riegels, British Virgin Islands legal counsel for Seller, attesting to:

           (i) the due organization and good standing of Seller; Seller's corporate power and authority and taking of necessary corporate actions to authorize its execution, delivery and performance of this Agreement; and the due authorization of the individual(s) executing this Agreement on behalf of Seller;

           (ii) its conclusion the choice of governing law, arbitration clauses and the forum for resolution of disputes in each of this Agreement is valid and binding on the Seller;

           (iii) its conclusion that no approvals are required under the laws of the British Virgin Islands for Seller to consummate the transactions contemplated by this Agreement except for necessary corporate actions.

     (c) the opinion of Tassos Papadopoulos & Co., Cyprus legal counsel for the Companies, attesting to:

           (i) the due organization and good standing of each of the Companies; its conclusion that Seller is a beneficial owner of all of the Shares in the Companies;

           (ii) that Iver Management Limited and Bensecra Limited are the legal owners of the Shares;

           (iii)  that the Shares are validly issued and fully paid;

           (iv) at Closing, the valid and binding transfer of legal and beneficial ownership of all of the Shares to Buyer.

11. The Buyer shall deliver to the Seller and the Guarantor the opinion of Antis Triantafyllides & Sons, Cyprus legal counsel for Buyer attesting to:

     (i) the due organization and good standing of Buyer; Buyer's taking of necessary corporate actions to authorize its execution, delivery and performance of this Agreement; and the due authorization of the individual(s) executing this Agreement on behalf of Buyer;

     (ii) its conclusion the choice of governing law, arbitration clause and the forum for resolution of disputes in this Agreement is valid and binding on the Buyer;

     (iii) its conclusion that no approvals are required under the laws of Cyprus for Buyer to make payment and otherwise consummate the transactions contemplated by this Agreement, except for necessary corporate actions.

12. Escrow Mandate dated 10 August 2000 between Kuban Petroleum Ltd, Ivanhoe Energy Inc, Stesana Enterprises Limited and Tassos Papadopoulos & Co.

                                   SCHEDULE 3

                                   WARRANTIES

1.    CAPACITY AND AUTHORITY

1.1   INCORPORATION AND EXISTENCE

1.1.1 The Guarantor represents and warrants that the Guarantor is duly organized, validly existing and in good standing under the laws of Canada, having all requisite corporate or other power and authority to execute and perform this Agreement.

1.1.2 Each of the Guarantor and the Seller represents and warrants that each of the Seller and the Companies is duly organized, validly existing under the laws of its jurisdiction of organization, having all requisite corporate or other power and authority to own the Shares and to hold Russian Shares on the books of the Companies.

1.1.3 Buyer represents and warrants that the Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, having all requisite corporate or other power and authority to make payment for the Shares.

1.2   RIGHT, POWER, AUTHORITY AND ACTION

1.2.1 The Guarantor represents and warrants that it has the right, power and authority and has taken all action necessary to validly execute and deliver, and to exercise its rights and perform its obligations under this Agreement.

1.2.2 Each of the Guarantor and the Seller represents and warrants that the Seller has the right, power and authority and has taken all action necessary to validly execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and each document to be executed at or before Closing.

1.2.3 Buyer represents and warrants that it has the right, power and authority and has taken all action necessary to validly execute and deliver, and to exercise its rights and perform its obligations under, this Agreement, including its obligation to pay for and its right to acquire the Shares.

1.3   BINDING AGREEMENTS

      The Parties represent and warrant to each other that their respective obligations under this Agreement and each document to be executed at or before Closing are, or when the relevant document is executed will be, enforceable in accordance with their terms.

2.    INFORMATION

      Each of the Guarantor and the Seller represents and warrants as follows:

2.1   MATERIAL INFORMATION

      All material information about the Shares has been disclosed to the Buyer of the Shares.

3.    ASSETS AND LIABILITIES

      Each of the Guarantor and the Seller represents and warrants as follows:

3.1   THE SHARES

3.1.1 The Seller is the beneficial owner of the Shares.

3.1.2 The Shares comprise the whole of each Company's issued share capital, have been properly issued and are fully paid or credited as fully paid.

3.1.3 There is no Encumbrance, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to any of the Shares or unissued shares in the capital of either of the Companies. No person has claimed to be entitled to an Encumbrance in relation to any of the Shares.

3.1.4 Other than this Agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a share in the capital of either of the Companies (including, without limitation, an option or right of preemption or conversion of the Shares).

3.1.5.The shares of Radonezh Petroleum held on the books of Global Petroleum are not pledged or otherwise used as a collateral for securing any and all of the obligations of the Seller or Global Petroleum vis-a-vis third parties and/or the Seller's Group.

3.2   COMPANIES' LIABILITIES AS OF THE CLOSING

3.2.1 To the best of our knowledge there are no Companies' Liabilities other than those set forth on Schedule 4.

3.2.2 To the best of our knowledge as of the Closing there are no existing liabilities referred to in subsection (a) of the definition of the Companies' Liabilities resulting from or in connection with existing claims to the Companies.

4.    PAYMENT INSTRUMENT

4.1 Buyer represents and warrants that the Buyer's payment order presented at Closing for the total amount of the Purchase Price for the Shares is duly drawn and signed, valid and the purchase price is payable to the Seller immediately in accordance with its face, and is subject to no defense or dishonor on any ground whatever, and the account on which it is drawn contains sufficient funds to cover the Purchase Price and will so contain through the date of Closing and until the payment is honored.

4.2 Buyer undertakes, to obtain the presence of a duly authorized officer of the Bank of Cyprus to attend the Closing for the purpose of confirming the validity and irrevocability of the payment order issued to the Bank of Cyprus for the full amount of the Purchase Price and certification of the notice of credit of the full Purchase Price into the Trustee's account on the date of Closing net of any bank and other charges, costs and taxes that may be due at the time of debiting the Buyer's account.

                                   SCHEDULE 4

               ESTIMATED COMPANIES' LIABILITIES AS OF THE CLOSING

                               (August 10, 2000)

1.     GLOBAL PETROLEUM (Cyprus) LIMITED
1.1.   Actual liabilities (stated in US Dollars)
1.1.1. Accounts payable and accrued liabilities.............           0
1.1.2. Amount due to Kuban and/or Ivanhoe...................   8,460,930
1.2.   Contingent liabilities (in US Dollars)...............           0
                                                              ----------
         TOTAL..............................................   8,460,930
                                                              ==========
2.     GREAT PLAINS PETROLEUM (Cyprus) LIMITED
2.1.   Actual liabilities (stated in US Dollars)
2.1.1. Accounts payable and accrued liabilities.............           0
2.1.2. Amount due Kuban and/or Ivanhoe......................  56,559,470
2.2.   Contingent liabilities (in US Dollars)...............           0
                                                              ----------
         TOTAL..............................................  56,559,470
                                                              ==========

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